Exhibit 99.1

CRISPR Therapeutics Announces Planned Transition of Chief Operating Officer

ZUG, Switzerland and BOSTON, Mass. – October 27, 2022 -- CRISPR Therapeutics (Nasdaq: CRSP), a biopharmaceutical company focused on creating transformative gene-based medicines for serious diseases, today announced that its Chief Operating Officer, Lawrence Klein, Ph.D., will be stepping down from the Company to pursue external opportunities. It is expected that he will remain with the Company through year end to help ensure a smooth transition. A search is underway to find a successor to Dr. Klein.

“I want to thank Lawrence for his substantial contributions to the growth and success of CRISPR Therapeutics over the past seven years,” said Samarth Kulkarni, Ph.D., Chief Executive Officer, CRISPR Therapeutics. “Lawrence played key roles in setting the company’s strategy, executing on our programs and partnerships, and building the strong leadership team and organization that we have today. We wish Lawrence continued success in his future endeavors, and look forward to working with him on a smooth transition.”

“CRISPR Therapeutics is a truly remarkable company, and I feel fortunate to have had the chance to contribute to its success,” stated Dr. Klein. “The company is in a very strong position with our lead program, exa-cel, poised for regulatory filing, five other programs in the clinic, and additional programs nearing clinical trials, including our growing in vivo pipeline. I will continue to support CRISPR Therapeutics in this transition, and look forward to watching the company’s future success in the years ahead.”.

About CRISPR Therapeutics

CRISPR Therapeutics is a leading gene editing company focused on developing transformative gene-based medicines for serious diseases using its proprietary CRISPR/Cas9 platform. CRISPR/Cas9 is a revolutionary gene editing technology that allows for precise, directed changes to genomic DNA. CRISPR Therapeutics has established a portfolio of therapeutic programs across a broad range of disease areas including hemoglobinopathies, oncology, regenerative medicine and rare diseases. To accelerate and expand its efforts, CRISPR Therapeutics has established strategic partnerships with leading companies including Bayer, Vertex Pharmaceuticals and ViaCyte, Inc. CRISPR Therapeutics AG is headquartered in Zug, Switzerland, with its wholly-owned U.S. subsidiary, CRISPR Therapeutics, Inc., and R&D operations based in Boston, Massachusetts, and business offices in San Francisco, California and London, United Kingdom. For more information, please visit www.crisprtx.com.

CRISPR THERAPEUTICS® word mark and design logo are trademarks and registered trademarks of CRISPR Therapeutics AG. All other trademarks and registered trademarks are the property of their respective owners.

CRISPR Forward-Looking Statement

This press release may contain a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements made by Drs. Kulkarni and Klein in this press release regarding the status and progress of CRISPR Therapeutics’ pipeline products and programs, as well as regarding CRISPR Therapeutics’ expectations about the therapeutic value, development, and commercial potential of CRISPR/Cas9 gene editing technologies and therapies. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. You are cautioned that forward-looking statements are inherently uncertain. Although CRISPR Therapeutics believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: that preliminary data from any clinical trial and initial data from a limited number of patients may not be indicative of final or future trial results; that clinical trial results may not be favorable or may not support registration or further development; uncertainties about regulatory approvals to conduct trials or to market products; that future competitive or other market factors may adversely affect the commercial potential for CRISPR Therapeutics’ product candidates; potential impacts due to the coronavirus pandemic; uncertainties regarding the intellectual property protection for CRISPR Therapeutics’ technology and intellectual property belonging to third parties, and the outcome of proceedings (such as an interference, an opposition or a similar proceeding) involving all or any portion of such intellectual property; and those risks and uncertainties described under the heading “Risk Factors” in CRISPR Therapeutics’ most recent annual report on Form 10-K, quarterly report on Form 10-Q, and in any other subsequent filings made by CRISPR Therapeutics with the U.S. Securities and Exchange Commission, which are available on the SEC's website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. CRISPR Therapeutics disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Investor Contact:

Susan Kim

+1-617-307-7503

susan.kim@crisprtx.com

Media Contact:

Rachel Eides

+1-617-315-4493

rachel.eides@crisprtx.com